UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIMD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Common Stock Purchase Warrants	AIMDW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Reference is made to that certain letter, dated January 5, 2023 (the “Notice”), from the Nasdaq Stock Market LLC (“Nasdaq”) to Ainos, Inc. (Nasdaq Symbol: AIMD) (the “Company”), pursuant to which Nasdaq notified the Company that the closing bid price for its common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice has no effect at this time on the listing of the Company’s common stock.

The Notice stated that the Company has 180 days, or until July 5, 2023, to regain compliance with the Minimum Bid Requirement, which is deemed to occur when the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days during such 180-day compliance period (the “Initial Compliance Period”). The Notice further states that, should the Company fail to regain compliance during the Initial Compliance Period, the Company may be eligible for an additional compliance period of 180 calendar days (the “Extended Compliance Period”).

On June 30, 2023 the Company requested that Nasdaq grant the Company an Extended Compliance Period of 180 additional calendar days. With the exception of the Minimum Bid Requirement, the Company currently meets all continued listing requirements under Nasdaq Listing Rule 5550(a) (including a market value of publicly held shares of at least $1 million) and the continued listing equity standard at Nasdaq Listing Rule 5550(b)(1). The Company is currently monitoring the bid price of its common stock, and fully intends to cure the deficiency and meet the Minimum Bid Requirement during the Extended Compliance Period by effecting a reverse stock split, if necessary.

If the closing bid price of the Company’s common stock is not at least $1.00 per share for a minimum of 10 consecutive business days by the end of the 4th month of the Extended Compliance Period, the Company intends to obtain a written consent of the holders of a majority of the outstanding capital stock of the Company to approve the implementation of a reverse stock split. Following such consent, the Company intends to file an Information Statement on Schedule 14C, and after the 20-day waiting period with respect thereto is completed, the Company will effect a reverse stock split if necessary in order to regain compliance with the Minimum Bid Requirement under Nasdaq Listing Rule 5450(a)(1).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” believes,” “estimates,” “continue,” “likely to,” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the Company’s ability to maintain its listing of Common Stock on The Nasdaq Capital Market, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: July 5, 2023	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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